Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
(212) 930- 9400
News Release	investors@ istarfinancial.com

COMPANY CONTACTS	[NYSE: SFI]

David M. DiStaso	Jason Fooks
Chief Financial Officer	Investor Relations

iStar Financial Announces Third Quarter 2012 Results

•                  Adjusted income (loss) allocable to common shareholders for the third quarter 2012 was ($26) million.

•                  Net income (loss) allocable to common shareholders for the third quarter 2012 was ($72) million or ($0.86) per diluted common share.

•                  Subsequent to quarter end, the Company completed a new $1.8 billion, five-year secured term loan to refinance its 2011 A-1 / A-2 facilities.

•                  In connection with the new financing, the Company’s corporate family rating was upgraded by Moody’s to B2 and its long-term issuer credit rating was affirmed by S&P at B+.

NEW YORK - October 26, 2012 - iStar Financial Inc. (NYSE: SFI) today reported results for the third quarter ended September 30, 2012.

Third Quarter 2012 Results

iStar reported net income (loss) allocable to common shareholders for the third quarter of ($71.8) million, or ($0.86) per diluted common share, compared to ($62.2) million, or ($0.71) per diluted common share, for the third quarter 2011. Results in the prior year period included a one-time $22.2 million gain from discontinued operations associated with a net lease asset portfolio sale.

Adjusted income (loss) allocable to common shareholders for the third quarter was ($26.0) million, compared to ($19.0) million for the third quarter 2011. Adjusted income (loss) represents net income computed in accordance with GAAP, prior to the effects of certain non-cash items, including depreciation, loan loss provisions and impairments.

Adjusted EBITDA for the quarter was $76.6 million, compared to $83.1 million for the same period last year. Please see the financial tables that follow the text of this press release for the Company’s calculations of adjusted income and adjusted EBITDA, as well as reconciliations to GAAP net income (loss).

During the third quarter, iStar generated $318.0 million of proceeds from its portfolio, comprised of $157.9 million in principal repayments, $79.5 million of residential unit sales, $67.1 million from sales of owned real estate assets and $13.4 million from other investments. Additionally, the Company funded a total of $28.4 million in new and existing investments.

“We have continued to execute our corporate strategy to reduce overall debt levels, maximize the value of our existing portfolio and access the capital markets in order to position ourselves for increased investment activity,” said Jay Sugarman, iStar’s chairman and chief executive officer. “We are pleased with our overall progress in these areas as we head into 2013.”

Capital Markets

During the quarter, iStar repaid $147.7 million on the A-1 tranche of its 2011 secured credit facility, bringing the outstanding balance to $498.3 million at the end of the quarter. The balance of the A-2 tranche of the 2011 secured credit facility at the end of the quarter was $1.45 billion.

On October 15, the Company closed on a new $1.82 billion senior secured credit facility due October 15, 2017, the proceeds of which were used to refinance the remaining balances of the 2011 A-1 / A-2 secured credit facilities. The transaction enabled iStar to unencumber certain liquid assets and provided long-term financing on a substantial portion of the Company’s portfolio.

In response to the new financing, Moody’s Investor Service upgraded iStar’s corporate family rating to B2 and senior unsecured credit rating to B3. In addition, Moody’s assigned a B1 rating to the new senior secured term loan and upgraded the A-1 and A-2 tranches of the Company’s 2012 senior secured facilities to Ba3 and B1, respectively. In addition, Standard & Poor’s affirmed both iStar’s long-term issuer credit rating and its senior unsecured rating at B+ and assigned a BB- rating on the new senior secured term loan.

During the quarter, the Company closed on a $54.5 million secured, 10-year term loan, the proceeds of which was used to refinance existing debt on one net lease asset. The new loan bears interest at a rate of 4.85% versus 6.41% for the refinanced loan.

The Company also repaid $66.4 million on the A-1 tranche of its 2012 secured credit facility during the quarter, bringing the remaining outstanding balance to $262.3 million at September 30, 2012. Based on the total amount repaid, the Company has already exceeded the minimum cumulative amortization on the A-1 tranche of its 2012 secured credit facility of $123.0 million required to be paid before December 31, 2013. The balance of the A-2 tranche of the 2012 secured credit facility at the end of the quarter was $470.0 million.

The Company’s leverage was 2.5x at September 30, 2012, unchanged from the prior quarter. Please see the financial tables that follow the text of this press release for a calculation of the Company’s leverage. The Company’s weighted average effective cost of debt for the third quarter was 6.5%. At the end of the quarter, cash and cash equivalents, including cash reserved for repayment of indebtedness, totaled $739.3 million.

Subsequent to quarter end, the Company repaid the remaining $460.7 million balance of its senior unsecured convertible notes due October 1, 2012 at maturity with cash.

-more-

Portfolio Overview

At September 30, 2012, the Company’s total portfolio had a carrying value of $6.00 billion, gross of general loan loss reserves. The portfolio was comprised of $2.16 billion of loans, $1.54 billion of net lease assets, $1.88 billion of owned real estate and $419.6 million of other investments.

At September 30, 2012, the Company’s $1.52 billion of performing loans had a weighted average last dollar loan-to-value ratio of 70.8% and a weighted average maturity of 2.9 years. The performing loans consisted of 46% floating rate loans that generated a weighted average effective yield for the quarter of 6.4%, or approximately 638 basis points over the average one-month LIBOR rate for the quarter, and 54% fixed rate loans that generated a weighted average effective yield for the quarter of 8.5%. The weighted average risk rating of the Company’s performing loans improved to 3.08 from 3.16 in the prior quarter. Included in the performing loan balance were $18.8 million of watch list assets, decreasing from $75.0 million in the prior quarter.

At September 30, 2012, the Company’s non-performing loans (NPLs) had a carrying value of $639.9 million, net of $490.6 million of specific reserves. This compares to $639.0 million, net of $491.3 million of specific reserves, at the end of the prior quarter.

For the third quarter, the Company recorded $16.8 million in loan loss provision versus $26.5 million in the prior quarter. At September 30, 2012, loan loss reserves totaled $543.5 million or 20.4% of total gross carrying value of loans. This compares to loan loss reserves of $563.8 million or 19.8% of total gross carrying value of loans at June 30, 2012.

At the end of the quarter, the Company’s $1.54 billion of net lease assets, net of $352.7 million of accumulated depreciation, were 91.3% leased with a weighted average remaining lease term of 12.0 years. The weighted average risk rating of the Company’s net lease assets was 2.70, unchanged from the prior quarter. The Company’s occupied net lease assets generated a weighted average effective yield of 9.6% and the total net lease assets generated a weighted average effective yield of 8.6% for the quarter.

At the end of the quarter, the Company’s $1.88 billion owned real estate portfolio was comprised of $985.5 million of operating commercial real estate assets and $896.1 million of land assets. A portion of these assets have been classified as other real estate owned (OREO), based on management’s current intention to market and sell the assets in the near term, while the remainder are considered real estate held for investment (REHI), based on management’s current intention and strategy to hold, operate or develop the assets over a longer term.

The Company’s owned real estate portfolio generated $29.9 million of combined revenue and income from sales of residential property units, offset by $24.5 million of net expenses for the quarter.

[Financial Tables to Follow]

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iStar Financial Inc. (NYSE: SFI) is a fully-integrated finance and investment company focused on the commercial real estate industry. The Company provides custom-tailored investment capital to high-end private and corporate owners of real estate and invests directly across a range of real estate sectors. The Company, which is taxed as a real estate investment trust (“REIT”), has invested more than $35 billion over the past two decades. Additional information on iStar Financial is available on the Company’s website at www.istarfinancial.com.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, October 26, 2012. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.’s expectations include the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales (including OREO assets), increases in NPLs, repayment levels, the Company’s ability to reduce its indebtedness, the Company’s ability to maintain compliance with its debt covenants, economic conditions, the availability of liquidity for commercial real estate transactions and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.)

iStar Financial Inc.
Consolidated Statements of Operations
(In thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
REVENUES

Interest income	$31,171	$45,851	$104,822	$186,805
Operating lease income	38,582	38,322	114,990	114,076
Other income	16,494	10,140	55,125	26,412
Total revenues	$86,247	$94,313	$274,937	$327,293

COSTS AND EXPENSES

Interest expense	$91,777	$90,659	$271,595	$255,505
Operating costs - net lease assets	5,548	4,845	13,676	13,515
Operating costs - REHI and OREO	24,454	19,792	68,952	55,582
Depreciation and amortization	16,787	13,953	50,263	43,777
General and administrative (1)	19,037	26,978	61,674	77,077
Provision for loan losses	16,834	9,232	60,865	30,462
Impairment of assets	6,542	9,912	29,541	14,165
Other expense	2,394	3,974	6,754	7,156
Total costs and expenses	$183,373	$179,345	$563,320	$497,239

Income (loss) before earnings from equity method investments and other items	$(97,126)	$(85,032)	$(288,383)	$(169,946)
Gain (loss) on early extinguishment of debt, net	(3,694)	(3,207)	(6,858)	102,348
Earnings from equity method investments	22,719	10,817	75,925	54,881
Income (loss) from continuing operations before income taxes	$(78,101)	$(77,422)	$(219,316)	$(12,717)
Income tax expense	(1,791)	(1,354)	(6,540)	(9,731)
Income (loss) from continuing operations	$(79,892)	$(78,776)	$(225,856)	$(22,448)
Income from discontinued operations	2	1,917	1,532	3,470
Gain from discontinued operations	—	22,198	27,257	22,198
Income from sales of residential property	15,584	—	35,583	—
Net income (loss)	$(64,306)	$(54,661)	$(161,484)	$3,220
Net (income) loss attributable to noncontrolling interests	666	1,002	1,363	558
Net income (loss) attributable to iStar Financial Inc.	$(63,640)	$(53,659)	$(160,121)	$3,778
Preferred dividends	(10,580)	(10,580)	(31,740)	(31,740)
Net (income) loss allocable to HPUs and Participating Security holders (2)	2,436	2,008	6,288	845
Net income (loss) allocable to common shareholders	$(71,784)	$(62,231)	$(185,573)	$(27,117)

(1) For the three months ended September 30, 2012 and 2011, includes $3,512 and $7,153 of stock-based compensation expense, respectively. For the nine months ended September 30, 2012 and 2011, includes $11,625 and $15,622 of stock-based compensation expense, respectively.

(2) HPU Holders are current and former Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units, restricted stock awards and common stock equivalents granted under the Company’s LTIP that are eligible to participate in dividends.

iStar Financial Inc.
Earnings Per Share Information
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
EPS INFORMATION FOR COMMON SHARES

Income (loss) attributable to iStar Financial Inc. from continuing operations (1)
Basic and Diluted	$(0.86)	$(0.97)	$(2.55)	$(0.58)
Net income (loss) attributable to iStar Financial Inc.
Basic and Diluted	$(0.86)	$(0.71)	$(2.22)	$(0.30)
Weighted average shares outstanding
Basic and Diluted	83,629	87,951	83,765	91,020

Common shares outstanding at end of period	83,639	80,509	83,639	80,509

EPS INFORMATION FOR HPU SHARES

Income (loss) attributable to iStar Financial Inc. from continuing operations (1)
Basic and Diluted	$(162.40)	$(184.14)	$(482.06)	$(108.06)
Net income (loss) attributable to iStar Financial Inc.
Basic and Diluted	$(162.40)	$(133.87)	$(419.20)	$(56.33)
Weighted average shares outstanding
Basic and diluted	15	15	15	15

(1) Adjusted for preferred dividends, net (income) loss from noncontrolling interests and income from sales of residential property.

iStar Financial Inc.
Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of September 30, 2012	As of December 31, 2011
ASSETS

Loans and other lending investments, net	$2,118,723	$2,860,762
Net lease assets, net	1,540,464	1,702,764
Real estate held for investment, net	1,174,955	1,228,134
Other real estate owned	706,715	677,458
Other investments	419,648	457,835
Cash and cash equivalents	284,659	356,826
Restricted cash	493,386	32,630
Accrued interest and operating lease income receivable, net	12,982	20,208
Deferred operating lease income receivable	81,416	73,368
Deferred expenses and other assets, net	107,471	107,852
Total assets	$6,940,419	$7,517,837

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$136,658	$105,357

Debt obligations, net:
Secured credit facilities	2,647,919	2,393,240
Unsecured senior notes	2,401,431	2,805,817
Secured term loans	241,288	296,643
Unsecured credit facility	—	243,650
Other debt obligations	98,222	98,190
Total debt obligations, net	5,388,860	5,837,540

Total liabilities	$5,525,518	$5,942,897

Redeemable noncontrolling interests	$14,208	$1,336

Total iStar Financial Inc. shareholders’ equity	1,325,650	1,528,356
Noncontrolling interests	75,043	45,248
Total equity	$1,400,693	1,573,604

Total liabilities and equity	$6,940,419	$7,517,837

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
NON-GAAP FINANCIAL MEASURES

Reconciliation of Net Income to Adjusted Income
Net income (loss) allocable to common shareholders	$(71,784)	$(62,231)	$(185,573)	$(27,117)
Add: Depreciation and amortization	16,787	15,077	51,205	47,142
Add: Provision for loan losses	16,834	9,232	60,865	30,462
Add: Impairment of assets	6,542	9,912	30,061	14,140
Add: Stock-based compensation expense	3,512	7,153	11,625	15,622
Less: (Gain)/loss on early extinguishment of debt, net	3,694	3,207	6,858	(102,348)
Less: HPU/Participating Security allocation	(1,555)	(1,394)	(5,264)	(152)
Adjusted income (loss) allocable to common shareholders (1)	$(25,970)	$(19,044)	$(30,223)	$(22,251)

Reconciliation of Net Income to Adjusted EBITDA
Net income (loss)	$(64,306)	$(54,661)	$(161,484)	$3,220
Add: Interest expense	91,777	91,777	272,659	258,183
Add: Income tax expense	1,791	1,354	6,540	9,731
Add: Depreciation and amortization	16,787	15,077	51,205	47,142
EBITDA	$46,049	$53,547	$168,920	$318,276
Add: Provision for loan losses	16,834	9,232	60,865	30,462
Add: Impairment of assets	6,542	9,912	30,061	14,140
Add: Stock-based compensation expense	3,512	7,153	11,625	15,622
Less: (Gain)/loss on early extinguishment of debt, net	3,694	3,207	6,858	(102,348)
Adjusted EBITDA (1)	$76,631	$83,051	$278,329	$276,152

(1) Adjusted Income (loss) allocable to common shareholders and Adjusted EBITDA should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. These non-GAAP financial measures should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating these non-GAAP financial measures may differ from the calculations of similarly-titled measures by other companies. Management believes that it is useful to consider Adjusted Income and Adjusted EBITDA because the adjustments are non-cash items that do not necessarily reflect an actual change in the long-term economic value or performance of our assets.  Management considers these non-GAAP financial measures as supplemental information to net income in analyzing the performance of our underlying business. Interest expense and depreciation and amortization exclude adjustments from discontinued operations of $1,118 and $1,124, respectively, for the three months ended September 30, 2011. Interest expense, depreciation and amortization, and impairment of assets exclude adjustments from discontinued operations of $1,064, $943, and $520, respectively, for the nine months ended September 30, 2012 and $2,678, $3,366 and ($25), respectively, for the nine months ended September 30, 2011.

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

	Three Months Ended September 30, 2012
OPERATING STATISTICS

Expense Ratio
General and administrative expenses - annualized (A)	$76,148
Average total assets (B)	$7,063,316
Expense Ratio (A) / (B)	1.1%

Interest Coverage
Adjusted EBITDA (C)	$76,631
Interest expense and preferred dividends (D)	$102,357
Adjusted EBITDA / Interest Expense and Preferred Dividends (C) / (D)	0.7	x

	As of
	September 30, 2012

Leverage
Book debt	$5,388,860
Less: Cash and cash equivalents, including cash reserved for repayment of indebtedness	(739,315)
Net book debt (E)	$4,649,545

Book equity	$1,400,693
Add: Accumulated depreciation	427,749
Add: General loan loss reserves	37,600
Sum of book equity, accumulated depreciation and general loan loss reserves (F)	$1,866,042
Leverage (E) / (F)	2.5	x

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

	As of September 30, 2012
UNFUNDED COMMITMENTS

Performance-based commitments	$83,597
Strategic investments	39,461
Discretionary fundings	167
Total Unfunded Commitments	$123,225

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (A) (1)	$3,790,779
Unsecured debt (B)	$2,520,360
Unencumbered Assets / Unsecured Debt (A) / (B)	1.5	x

LOANS AND OTHER LENDING INVESTMENTS CREDIT STATISTICS

	As of
	September 30, 2012		December 31, 2011
Carrying value of NPLs / As a percentage of total carrying value of loans	$639,907	30.2%	$771,196	27.1%

NPL asset specific reserves for loan losses / As a percentage of gross carrying value of NPLs (2)	$490,639	43.4%	$557,129	41.9%

Total reserve for loan losses / As a percentage of total gross carrying value of loans (2)	$543,498	20.4%	$646,624	18.5%

(1) Unencumbered assets is calculated in accordance with the indentures governing the Company’s unsecured debt securities.

(2) Gross carrying value represents iStar’s carrying value of loans, gross of loan loss reserves.

iStar Financial Inc.
Supplemental Information
(In millions)
(unaudited)

PORTFOLIO STATISTICS AS OF SEPTEMBER 30, 2012 (1)

Asset Type	Total	% of Total
First Mortgages / Senior Loans	$1,635	27.2%
Net Lease Assets	1,540	25.7%
Real Estate Held for Investment	1,175	19.6%
Other Real Estate Owned	707	11.8%
Mezzanine / Subordinated Debt	521	8.7%
Other Investments	420	7.0%
Total	$5,998	100.0%

Geography	Total	% of Total
West	$1,380	23.0%
Northeast	1,099	18.3%
Southeast	856	14.3%
Southwest	798	13.3%
Mid-Atlantic	591	9.8%
Various	405	6.8%
International	358	6.0%
Central	320	5.3%
Northwest	191	3.2%
Total	$5,998	100.0%

	Performing	Net Lease
Property Type	Loans	Assets	NPLs	REHI	OREO	Total	% of Total
Land	$124	$56	$216	$769	$128	$1,293	21.5%
Condominium	264	—	65	6	389	724	12.1%
Office	115	461	36	67	—	679	11.3%
Industrial / R&D	87	460	8	48	—	603	10.1%
Retail	252	53	133	81	62	581	9.7%
Entertainment / Leisure	62	418	73	—	—	553	9.2%
Mixed Use / Mixed Collateral	236	—	—	170	61	467	7.8%
Hotel	210	92	94	34	22	452	7.5%
Other Property Types	166	—	15	—	45	226	3.8%
Other Investments	—	—	—	—	—	420	7.0%
Total	$1,516	$1,540	$640	$1,175	$707	$5,998	100.0%

(1) Based on carrying value of the Company’s total investment portfolio, gross of general loan loss reserves.

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